AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

BLACKROCK INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of May 1, 2024 (the “Amendment”) to the Investment Sub-Advisory Agreement dated as of July 1, 2019 as amended from time to time (the “Agreement”), between Transamerica Asset Management, Inc. (“TAM”) and BlackRock Investment Management, LLC (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.

Schedule A. Schedule A to the Agreement is hereby deleted and replaced with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

In all other respects, the Investment Sub-Advisory Agreement dated July 1, 2019, as amended, is confirmed, and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 1, 2024.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:	/s/ Rebecca Meskin
Name:	Rebecca Meskin
Title:	Managing Director

SCHEDULE A

as of May 1, 2024

Portfolio	Investment Sub-Advisory Fee *
Transamerica BlackRock iShares Active Asset Allocation-Conservative VP1

0.06% up to $500 million,

0.055% over $500 million up to $1 billion,

0.05% over $1 billion up to $2.5 billion,

0.045% over $2.5 billion up to $3.5 billion,

0.0425% over $3.5 billion up to $4.5 billion, and

0.04% over $4.5 billion**.

Transamerica BlackRock iShares Active Asset Allocation-Moderate VP1

0.06% up to $500 million,

0.055% over $500 million up to $1 billion,

0.05% over $1billion up to $2.5 billion,

0.045% over $2.5 billion up to $3.5 billion,

0.0425% over $3.5 billion up to $4.5 billion, and

0.04% over $4.5 billion**.

Transamerica BlackRock iShares Active Asset Allocation-Moderate Growth VP1

0.06% up to $500 million,

0.055% over $500 million up to $1 billion,

0.05% over $1 billion up to $2.5 billion,

0.045% over $2.5 billion up to $3.5 billion,

0.0425% over $3.5 billion up to $4.5 billion, and

0.04% over $4.5 billion**.

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP1

0.06% up to $500 million,

0.055% over $500 million up to $1 billion,

0.05% over $1 billion up to $2.5 billion,

0.045% over $2.5 billion up to $3.5 billion,

0.0425% over $3.5 billion up to $4.5 billion, and

0.04% over $4.5 billion**.

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP1

0.06% up to $500 million,

0.055% over $500 million up to $1 billion,

0.05% over $1 billion up to $2.5 billion,

0.045% over $2.5 billion up to $3.5 billion,

0.0425% over $3.5 billion up to $4.5 billion, and

0.04% over $4.5 billion**.

Transamerica BlackRock Tactical Allocation VP	0.10% up to $1 billion, and 0.08% in excess of $1 billion

*As a percentage of average daily net assets on an annual basis.

** The average daily net assets for the purpose of calculating sub-advisory fees will be based on the aggregate average daily net assets for Transamerica BlackRock iShares Tactical – Balanced VP, Transamerica BlackRock iShares Tactical – Conservative VP, Transamerica BlackRock iShares Tactical – Growth VP, Transamerica BlackRock iShares Active Asset Allocation – Conservative VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, and Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, each a series of Transamerica Series Trust.

1 BlackRock Investment Management, LLC has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all (meaning 80% or more) of its net assets (excluding cash or cash equivalents) in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates.